Exhibit 99.1

P R E S S R E L E A S E
Contact: Investor Relations 804.289.9709	BRINK’S CORPORATE The Brink’s Company 1801 Bayberry Court Richmond, VA 23226-8100 USA

Brink's Announces Third-Quarter Results
Revenue growth of 3% with 26% organic growth in ATM managed services and digital retail solutions
Full-year 2024 guidance update reflects the impact of currency and market headwinds in global services
AMS and DRS organic growth now expected +20%, above previous expectations

RICHMOND, Va., November 6, 2024 – The Brink’s Company (NYSE:BCO), a leading global provider of cash and valuables management, digital retail solutions (DRS), and ATM managed services (AMS), today announced third-quarter results.
Mark Eubanks, president and CEO, said: “In the third quarter, we delivered strong 26% organic growth in AMS and DRS as we continue to stimulate customer demand for outsourcing with financial institutions and convert whitespace opportunities in retail. These higher-margin, recurring revenue businesses now represent over 23% of total company revenue and are expected to deliver over 20% organic growth in 2024. This growth was partially offset by a strengthening US dollar as well as cyclical market headwinds in our global services business. Profits reflect the flow through of these revenue items and the timing impact of a large security loss during the period. Cash generation has improved through better capital efficiency and working capital management. In the second half of the year, these improvements are being offset by unusual headwinds to free cash flow from foreign currency volatility and cash taxes."
"I remain encouraged about the trajectory of the business and the cadence of our transformation. In order to support a growing base of AMS and DRS revenue, we are investing in technology to accelerate growth, increase operating margins and improve capital efficiency for years to come. I remain confident that we are improving our operations and making the right investments to create long-term shareholder value.”

Third-quarter results are summarized in the following table:

(In millions, except for per share amounts)	Third-Quarter 2024 (vs. 2023)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$1,259	3%	$1,259	3%	13%
Operating Profit	$112	(19)%	$152	(9%)	20%
Operating Profit Margin	8.9%	(230 bps)	12.0%	(150 bps)	90 bps
Net Income / Adjusted EBITDA	$29	(37%)	$217	(6%)	16%
EPS	$0.65	(33%)	$1.51	(27%)	10%
(a)The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
(b)Constant currency represents 2024 Non-GAAP results at 2023 exchange rates.

Security Losses
Third-quarter results included a $10 million increase in security losses year-over-year, primarily from a large loss event. The company uses historical data to plan for losses, however the timing of large loss events is difficult to forecast on a quarterly basis. Given how we manage security loss risk, we do not expect the third-quarter increase to impact our full year outlook.

Updated 2024 Guidance (Unaudited)
(In millions, except for percentages and per share amounts)

The 2024 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations in 2024 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions. We are also unable to forecast changes in cash held for customer obligations, proceeds from the sale of property, equipment and investments or proceeds from lessor debt financing. The 2024 Non-GAAP outlook reflects management's current assumptions regarding variables that are difficult to accurately forecast, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission. The 2024 outlook assumes the continuation of current economic trends and does not contemplate a significant economic downturn for the balance of the year. Revenues are presented in accordance with GAAP.

Updated 2024 Non-GAAP Outlook
Revenues	$5,000 - 5,050

Adjusted EBITDA	$900 - 920

Adjusted EBITDA margin	~18.1%

Free cash flow before dividends	$320 - 360

EPS from continuing operations attributable to Brink's	$6.50 - 6.80

Conference Call
Brink’s will host a conference call on November 6 at 9:00 a.m. ET to review third-quarter results. Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can preregister at https://dpregister.com/sreg/10193352/fdaa6abf90 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). A replay of the call will be available through November 13, 2024 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The access code is 9202507. An archived version of the webcast will be available online in the Investor Relations section of http://investors.brinks.com.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Condensed Consolidated Balance Sheets

	December 31, 2023	September 30, 2024
Assets
Current assets:
Cash and cash equivalents	$1,176.6	1,226.3
Restricted cash	507.0	412.5
Accounts receivable, net	779.0	849.4
Prepaid expenses and other	325.7	348.3
Total current assets	2,788.3	2,836.5

Right-of-use assets, net	337.7	355.3
Property and equipment, net	1,013.3	984.0
Goodwill	1,473.8	1,485.4
Other intangibles, net	488.3	452.9
Deferred tax assets, net	231.8	241.1
Other	268.6	315.4

Total assets	$6,601.8	6,670.6

Liabilities and Equity

Current liabilities:
Short-term borrowings	151.7	140.8
Current maturities of long-term debt	117.1	134.1
Accounts payable	249.7	235.3
Accrued liabilities	1,126.9	1,100.8
Restricted cash held for customers	298.7	191.2
Total current liabilities	1,944.1	1,802.2

Long-term debt	3,262.5	3,576.4
Accrued pension costs	148.5	136.1
Retirement benefits other than pensions	159.6	162.3
Lease liabilities	265.8	279.4
Deferred tax liabilities	56.5	59.5
Other	244.6	246.6
Total liabilities	6,081.6	6,262.5

Equity:
The Brink's Company ("Brink's") shareholders:
Common stock, par value $1 per share:
Shares authorized: 100.0
Shares issued and outstanding: 2024 - 43.7; 2023 - 44.5	44.5	43.7
Capital in excess of par value	675.9	665.0
Retained earnings	333.0	322.1
Accumulated other comprehensive income (loss)	(656.0)	(753.7)
Brink's shareholders	397.4	277.1

Noncontrolling interests	122.8	131.0

Total equity	520.2	408.1

Total liabilities and equity	$6,601.8	6,670.6

The Brink’s Company and subsidiaries
(In millions) (Unaudited)
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2023	2024
Cash flows from operating activities:
Net income	$102.8	133.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Income) loss from discontinued operations, net of tax	(0.5)	0.1
Depreciation and amortization	206.3	220.3
Share-based compensation expense	25.6	24.1
Deferred income taxes	3.7	(7.2)
(Gain) loss on marketable securities, sale of property and equipment and derivatives	2.2	(0.5)
Impairment losses	8.2	3.3
Retirement benefit funding more than expense:
Pension	(6.9)	(4.9)
Other than pension	(6.0)	(6.5)
Unrealized foreign currency (gains) losses	23.9	(36.4)
Other operating	17.1	11.1
Changes in operating assets and liabilities, net of effects of acquisitions:
(Increase) decrease in accounts receivable and income taxes receivable	30.8	(91.2)
(Increase) decrease in accounts payable, income taxes payable and accrued liabilities	(61.0)	35.9
Decrease in restricted cash held for customers	(44.9)	(100.6)
Decrease in customer obligations	(5.5)	(69.7)
(Increase) decrease in prepaid and other current assets	5.1	(23.7)
Decrease in other noncurrent assets and liabilities	(7.9)	(31.8)
Net cash provided by operating activities	293.0	56.2

Cash flows from investing activities:
Capital expenditures	(133.1)	(159.9)
Acquisitions, net of cash acquired	—	(14.4)
Dispositions, net of cash disposed	1.1	—
Marketable securities:
Purchases	(58.3)	(59.3)
Sales	48.7	42.8
Cash proceeds from sale of property and equipment	5.7	12.0
Net change in loans held for investment	(12.3)	5.4
Other	(0.6)	(8.0)
Discontinued operations	0.9	—
Net cash used in investing activities	(147.9)	(181.4)

Cash flows from financing activities:
Borrowings (repayments) of debt:
Short-term borrowings	76.6	(6.7)
Long-term revolving credit facilities:
Borrowings	6,640.5	9,169.7
Repayments	(6,713.1)	(9,202.6)
Other long-term debt:
Borrowings	16.4	819.8
Repayments	(71.1)	(489.5)
Acquisition of noncontrolling interest	(0.6)	(0.2)
Cash paid for acquisition related settlements and obligations	(10.5)	(0.8)
Debt financing costs	—	(10.5)
Repurchase shares of Brink's common stock	(105.7)	(125.3)
Dividends to:
Shareholders of Brink’s	(29.7)	(31.3)
Noncontrolling interests in subsidiaries	(6.5)	(5.2)
Tax withholdings associated with share-based compensation	(7.6)	(17.9)
Other	3.9	—
Net cash provided by (used in) financing activities	(207.4)	99.5

Effect of exchange rate changes on cash	(27.7)	(19.1)
Cash, cash equivalents and restricted cash:
Decrease	(90.0)	(44.8)
Balance at beginning of period	1,410.5	1,683.6
Balance at end of period	$1,320.5	1,638.8

Supplemental Cash Flow Information	Nine Months Ended September 30,
	2023	2024
Cash paid for income taxes, net	$(74.5)	(96.3)

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)
Third-Quarter 2024 vs. 2023

			Impact of			% Change
GAAP		Organic	Acquisitions /	Currency			Organic
	3Q'23	Change(a)	Dispositions(b)	Effect(c)	3Q'24	Total	Growth(a)
Revenues:
North America	$398	10	5	(1)	413	4	3
Latin America	340	117	—	(136)	321	(5)	34
Europe	288	23	2	3	316	10	8
Rest of World	202	5	—	2	209	4	3
Segment revenues	$1,227	156	7	(131)	1,259	3	13

Revenues	$1,227	156	7	(131)	1,259	3	13

Operating profit:
North America	$48	(6)	—	—	42	(13)	(13)
Latin America	68	48	—	(46)	70	3	70
Europe	36	4	—	—	40	12	11
Rest of World	43	1	—	—	44	3	2
Segment operating profit	194	46	1	(45)	196	1	24
Corporate expenses(d)	(28)	(13)	—	(3)	(44)	59	48
Other items not allocated to segments(d)	(29)	(12)	3	(3)	(40)	40	42
Operating profit	$138	21	4	(51)	112	(19)	15

Amounts may not add due to rounding.

(a)Organic change and organic growth are supplemental financial measures that are not required by, or presented in accordance with, GAAP, and are described in more detail on page 11.
(b)Amounts include the impact of prior year comparable period results for acquired and disposed businesses. This measure is not required by, or presented in accordance with, GAAP and is described in more detail on page 11.
(c)The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. This measure is not required by, or presented in accordance with, GAAP and is described in more detail on page 11.
(d)See pages 9-10 for further information, where these items are discussed in more detail.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Nine Months Ended September 30, 2024 vs. 2023

			Impact of			% Change
GAAP		Organic	Acquisitions /	Currency			Organic
	2023	Change(a)	Dispositions(b)	Effect(c)	2024	Total	Growth(a)
Revenues:
North America	$1,197	24	9	(1)	1,230	3	2
Latin America	989	361	—	(363)	987	—	36
Europe	842	66	6	3	917	9	8
Rest of World	600	17	—	(4)	614	2	3
Segment revenues	$3,629	468	15	(365)	3,748	3	13

Revenues	$3,629	468	15	(365)	3,748	3	13

Operating profit:
North America	$124	17	1	—	142	15	14
Latin America	201	113	—	(118)	197	(2)	57
Europe	87	10	1	—	98	13	12
Rest of World	121	4	—	(1)	124	2	3
Segment operating profit	533	145	1	(118)	560	5	27
Corporate expenses(d)	(107)	3	—	(4)	(108)	1	(2)
Other items not allocated to segments(d)	(102)	(18)	10	7	(104)	1	18
Operating profit	$323	129	11	(115)	349	8	40

Amounts may not add due to rounding.

See page 5 for footnote explanations.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 52 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: updated 2024 outlook, including revenue, adjusted EBITDA, adjusted EBITDA margin, earnings per share, and free cash flow before dividends (and drivers thereof), capital allocation priorities, the impact of U.S. and global macroeconomic trends, including the strength of the U.S. dollar and foreign currency volatility, expected impact from deployment of technology-enabled solutions, including digital retail solutions and ATM managed services, expected impact from security losses and strategic priorities and initiatives.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, changes in interest rates, and interest rate increases; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information, including from a cybersecurity incident; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages negotiations with organized labor and work stoppages; pandemics , acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2023, and in related disclosures in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2023 and 2024 (Unaudited)
(In millions, except for percentages)

	Revenues
	2023					2024
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Revenues:
North America	$401.9	397.4	398.1	403.7	1,601.1	$405.5	412.0	412.6	1,230.1
Latin America	315.5	333.9	339.6	343.3	1,332.3	334.7	331.7	321.0	987.4
Europe	268.7	285.9	287.8	294.4	1,136.8	291.4	309.7	315.5	916.6
Rest of World	199.3	199.0	201.9	204.2	804.4	204.5	199.7	209.4	613.6
Segment revenues	$1,185.4	1,216.2	1,227.4	1,245.6	4,874.6	$1,236.1	1,253.1	1,258.5	3,747.7

	Operating Profit
	2023					2024
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Operating profit:
North America	$38.6	37.5	47.5	61.6	185.2	$48.4	51.7	41.5	141.6
Latin America	66.6	65.9	68.1	79.7	280.3	63.0	63.2	70.3	196.5
Europe	22.0	29.3	35.8	37.9	125.0	25.9	32.2	40.1	98.2
Rest of World	37.3	41.3	42.6	42.9	164.1	41.1	39.0	43.8	123.9
Segment operating profit	164.5	174.0	194.0	222.1	754.6	178.4	186.1	195.7	560.2
Corporate expenses(a)	(37.1)	(42.2)	(27.7)	(32.6)	(139.6)	(33.4)	(30.5)	(44.1)	(108.0)
Other items not allocated to segments(a)
Reorganization and Restructuring	(14.2)	—	(0.4)	(3.0)	(17.6)	(1.4)	(0.1)	(0.4)	(1.9)
Acquisitions and dispositions	(22.0)	(15.0)	(19.4)	(14.2)	(70.6)	(15.9)	(14.8)	(16.5)	(47.2)
Argentina highly inflationary impact	(11.2)	(11.0)	(8.1)	(56.5)	(86.8)	(1.6)	(11.4)	(10.8)	(23.8)
Transformation initiatives	—	—	—	(5.5)	(5.5)	(4.8)	(7.2)	(9.5)	(21.5)
Department of Justice investigation	—	—	—	—	—	—	(6.0)	(1.7)	(7.7)
Chile antitrust matter	(0.2)	(0.2)	—	(0.1)	(0.5)	(0.4)	(0.1)	(0.6)	(1.1)
Non-routine auto loss matter	—	—	—	(8.0)	(8.0)	—	—	(0.5)	(0.5)
Reporting compliance	—	—	(0.7)	(0.1)	(0.8)	—	—	—	—
Operating profit	$79.8	105.6	137.7	102.1	425.2	$120.9	116.0	111.6	$348.5

	Operating Margin Percentage
	2023					2024
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Operating margin percentage:
North America	9.6	9.4	11.9	15.3	11.6	11.9	12.5	10.1	11.5
Latin America	21.1	19.7	20.1	23.2	21.0	18.8	19.1	21.9	19.9
Europe	8.2	10.2	12.4	12.9	11.0	8.9	10.4	12.7	10.7
Rest of World	18.7	20.8	21.1	21.0	20.4	20.1	19.5	20.9	20.2
Segment operating margin percentage	13.9	14.3	15.8	17.8	15.5	14.4	14.9	15.6	14.9

Corporate expenses and Other items not allocated to segments(a)	(7.2)	(5.6)	(4.6)	(9.6)	(6.8)	(4.6)	(5.6)	(6.7)	(5.6)
Total operating margin percentage	6.7	8.7	11.2	8.2	8.7	9.8	9.3	8.9	9.3

(a)See explanation of items on page 9.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Income and expenses not allocated to segments are reported either as “Corporate Expenses” or “Other Items not Allocated to Segments.”

Corporate Expenses include costs to manage the global business and perform activities required by public companies as well as other items that are considered part of the Company's operations and revenue generating activities but are not considered when the chief operating decision maker ("CODM") evaluates segment results. Examples include corporate staff compensation, corporate headquarters costs, regional management costs, share-based compensation, and currency transaction gains and losses.

Other Items not Allocated to Segments include income and expenses that are not necessary to operate our business in the ordinary course and are not considered when the CODM evaluates segment results. These include non-recurring as well as certain recurring costs and gains which are not considered to be part of the Company's operations and revenue generating activities. Each of the items in the “Other Items Not Allocated to Segments” category is excluded from non-GAAP measures.

See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring
Costs associated with certain reorganization and restructuring actions are excluded from reported non-GAAP results. These items include primarily severance charges and asset impairment losses. The 2022 Global Restructuring Plan was designed to, among other things, enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions in light of the COVID-19 pandemic. Other restructuring actions were primarily in response to the COVID-19 pandemic and a decision to exit a line of business in our Canada operating unit. Due to the unusual nature of the underlying events that led to these actions, the charges are not considered part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

2022 Global Restructuring Plan
In the first quarter of 2023, management completed the review and approval of remaining actions included in the previously announced restructuring program across our global business operations. In total, we have recognized $34.2 million in charges under this program, including $1.0 million in the first nine months of 2024. The actions under this program were substantially completed in 2024. Severance actions from this restructuring plan reduced our global workforce by approximately 3,200 positions.

Other Restructurings
As a result of other restructuring actions, we recognized net costs of $6.6 million in 2023, primarily severance costs. We recognized $0.9 million in net costs in the first nine months of 2024. The actions were substantially completed in 2024.

Acquisitions and dispositions
Certain acquisition and disposition items are not part of the Company's operations and revenue generating activities. These items include non-cash amortization expense for acquisition-related intangible assets, as well as integration, transaction, restructuring and certain compensation costs. All of the items are significantly impacted by the timing and nature of our acquisitions and dispositions, and many are inconsistent in amount and frequency. Management has excluded these amounts when evaluating internal performance. Therefore, we have not allocated these amounts to segment or Corporate results and have excluded these amounts from non-GAAP results.

These items are described below:

2024 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $43.8 million in the first nine months of 2024.
•Net charges of $2.4 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions.
•We recognized $0.5 million in charges in Argentina in the first nine months of 2024 for an inflation-adjusted labor increase to expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together, "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022. See Note 6 for details.
•We incurred $0.5 million in integration costs in the first nine months of 2024.
•Transaction costs related to business acquisitions were $0.6 million in the first nine months of 2024.
•A net credit of $1.3 million related to the reversal of a retention liability for key PAI employees was recorded in the first nine months of 2024.

2023 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $57.8 million in 2023.
•A net gain of $4.8 million was recognized upon derecognition of a contingent consideration liability related to the NoteMachine business acquisition. A net gain of $1.4 million was also recognized upon derecognition of a contingent consideration liability related to the Touchpoint 21 business acquisition.
•We recognized $4.9 million in charges in Argentina in 2023 for expected payments to union workers of the Maco businesses.
•Net charges of $3.4 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions.
•We incurred $2.2 million in integration costs, primarily related to PAI, in 2023.
•Transaction costs related to business acquisitions were $4.2 million in 2023.
•We recognized a $2.0 million loss on the disposition of Russia-based operations in 2023.
•Compensation expense related to the retention of key PAI employees was $1.6 million in 2023.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the first nine months of 2024, we recognized $23.8 million in pretax charges in operating profit related to highly inflationary accounting, including currency remeasurement losses of $11.9 million. In 2023, we recognized $86.8 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $79.1 million. Highly inflationary adjustments also impact gains and losses on marketable securities due to the change in exchange rates. These non-cash charges are not part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

Transformation initiatives During 2023, we initiated a multi-year program intended to accelerate growth and drive margin expansion through transformation of our business model in the U.S., with expectations to then leverage the transformation changes and learnings globally. The program is designed to help us standardize our commercial and operational systems and processes, drive continuous improvement and achieve operational excellence. Accordingly, we incurred $5.5 million of expense in 2023 and an additional $21.5 million in the first nine months of 2024. The transformation costs primarily include third party professional services and project management charges. These costs relate to a discrete program and are not reflective of our ongoing operating cost structure, and are not indicative of our core operating expenses or normal activities. Additionally, management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

Department of Justice investigation During the first nine months of 2024, we accrued $7.7 million in connection with a U.S. Department of Justice (the "DOJ") investigation. This amount represents an estimate for a potential resolution, as well as third-party legal costs associated with this matter. In the third quarter of 2024, we determined it was appropriate to exclude third-party costs associated with this matter from non-GAAP results, which for the current quarter consisted of legal costs. In August 2020, the Company received a subpoena issued in connection with the DOJ investigation, primarily related to cross-border shipments of cash and things of value and anti-money laundering (“AML”) compliance. Subsequently, in March 2024, as is commonly the case with this type of matter, the Company received a Notice of Investigation from the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) related to Bank Secrecy Act/AML compliance that involves substantially the same conduct that is subject to the DOJ’s investigation. These costs are not considered part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts, including both the estimate for a potential resolution and associated third-party costs, and the underlying investigation are such that they are not reasonably likely to recur within two years, nor were there similar charges within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

Chile antitrust matter We recognized an estimated loss of $9.5 million in the third quarter of 2021. In the first nine months of 2024, we recognized a $1.1 million adjustment and a $0.5 million adjustment to the estimated loss in 2023. The post-2021 adjustments were primarily related to changes in currency rates as well as third-party legal costs associated with this matter. In the third quarter of 2024, we determined it was appropriate to exclude third-party costs associated with this matter from non-GAAP results, which for the current quarter primarily consisted of legal costs. Overall, these charges related to a potential fine associated with an investigation by the Chilean Fiscalía Nacional Económica or "FNE" (the Chilean antitrust agency). The investigation is related to potential anti-competitive practices among competitors in the cash logistics industry in Chile. These costs are not considered part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts, including the estimated loss and associated third-party costs, is such that they are not reasonably likely to recur within two years, nor were there similar charges within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

Non-routine auto loss matter In 2023, a Brink’s employee was involved in a motor vehicle accident with unique circumstances that resulted in the death of a third party and, in connection with the ensuing litigation, Brink’s recognized an $8.0 million charge. In the first nine months of 2024, we recognized a $0.5 million charge related to third-party legal costs associated with this matter. In the third quarter of 2024, we determined it was appropriate to exclude third-party costs associated with this matter from non-GAAP results, which for the current quarter consisted of legal costs. Due to the unusual nature of the matter, including the unique circumstances of the claim, potential magnitude of remedy, and variation from our ordinary-course litigation strategy, we consider the litigation and associated third-party costs as separate and distinct from routine legal matters. Management does not believe that similar litigation will likely recur within the next two years, and there have been no similar matters within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

Reporting compliance We incurred certain compliance costs in 2023 to remediate a material weakness in internal controls over financial reporting. These third-party costs are not part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

The Brink’s Company and subsidiaries
Non-GAAP Measures and Reconciliations to GAAP Measures (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP measures described below and included in this press release are financial measures that are not required by or presented in accordance with GAAP. The purpose of the disclosure of these non-GAAP measures is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations.

These non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. The reconciliations in the tables below include adjustments that we do not consider reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, certain non-GAAP results, including non-GAAP operating profit and free cash flow before dividends, are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP results should not be considered as an alternative to results determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.

The items excluded from non-GAAP measures are considered by us to be nonrecurring, infrequent or unusual costs and gains as well as other items not considered part of our operations and revenue generating activities. Non-recurring and infrequent items are items that are not reasonably expected to recur in the following two years.

In addition to the rationale described above, we believe the following non-GAAP metrics are helpful to investors in assessing results of operations consistent with how our management evaluates performance:
•Non-GAAP operating profit and Non-GAAP operating profit margin: Non-GAAP operating profit equals GAAP operating profit excluding Other Items not Allocated to Segments. Non-GAAP operating margin equals non-GAAP operating profit divided by revenues.
•Non-GAAP income from continuing operations attributable to Brink's: This measure equals GAAP income from continuing operations attributable to Brink's excluding Other Items not Allocated to Segments as well as certain retirement plan expenses/gains and unusual adjustments to deferred tax asset valuation allowances.
•Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA: EBITDA is calculated by starting with net income attributable to Brink's and adding back the amounts for interest expense, income taxes, depreciation and amortization. Adjusted EBITDA equals EBITDA excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains, unusual adjustments to deferred tax asset valuation allowances, income tax rate adjustments, share-based compensation and marketable securities (gain) loss.
•Non-GAAP diluted EPS from continuing operations attributable to Brink's common shareholders: This measure equals non-GAAP income from continuing operations attributable to Brink's divided by diluted shares.
•Organic change and organic growth: Organic change represents the change in revenues or operating profit between the current and prior period excluding the effect of acquisitions and dispositions for one year after the transaction and changes in currency exchange rates. Organic growth is the percentage change of organic growth versus the prior year amount.
•Impact of Acquisitions/ Dispositions: This measure represents the impact of acquisitions or dispositions without a full year of reported results in either comparable period.
•Currency Effect: This measure consists of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results of changes in foreign currency rates from the prior year period.
•Non-GAAP pre-tax income, Non-GAAP income tax and Non-GAAP effective income tax rate: Non-GAAP pre-tax income and non-GAAP income tax equal their GAAP counterparts excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains and unusual adjustments to deferred tax asset valuation allowances. Non-GAAP effective income tax rate equals non-GAAP income tax divided by non-GAAP pre-tax income.

In addition to the rationale described above, we believe the following non-GAAP metrics are helpful in assessing cash flow and financial leverage consistent with how our management evaluates performance:
•Free Cash Flow before Dividends: This non-GAAP measure reflects Management’s calculation of cash flows that are available for capital or investing activities such as paying dividends, share repurchases, debt, acquisitions and other investments. The measure is calculated as net cash flows from operating activities, adjusted to exclude certain operating activities related to cash that is not available for corporate purposes, including the impact of cash flows from restricted cash held for customers, as well as cash received and processed in certain of our secure cash management services operations. The resulting amount is further adjusted to include the impact of cash flows related to equipment used to operate our business, including capital expenditures, cash proceeds from sale of property and equipment, as well as proceeds from lessor debt financing. The latter item, which is part of cash flows from financing activities and relates to the subsequent financings of certain capital expenditures, was added to our calculation in the second quarter of 2024 as we believe such cash flows are similar in nature to transactions reported in Investing Activities, which have historically been included in our calculation. Prior amounts were recast to reflect this change.

Reconciliations of Non-GAAP to GAAP Measures

Non-GAAP measures are reconciled to comparable GAAP measures in the tables below. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented. Most of the reconciling adjustments are described in Other Items Not Allocated to Segments above on pages 9-10. Additional reconciling items include the following:

Retirement plans We incur costs, such as interest expense and amortization of actuarial gains and losses, associated with certain retirement plans that have been frozen to new entrants. Furthermore, we also incur non-cash settlement charges and curtailment gains related to all of our retirement plans. These costs and gains are not considered to be part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results.

Valuation allowance on tax credits As a result of new foreign tax credit regulations, we released a valuation allowance on deferred tax assets and recorded a significant income tax credit in 2022. We then re-established some of the valuation allowance in 2023 primarily related to adjustments to the previous foreign tax credit changes, resulting in a significant incremental income tax expense. This gain and subsequent charge both related to the same underlying event, a major tax law change. A similar event is not reasonably likely to recur within two years, nor did a similar event occur within the prior two years. Also, the gain and charge are not considered to be part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results.

Change in restricted cash held for customers Restricted cash held for customers is not available for general corporate purposes such as payroll, vendor invoice payments, debt repayment, or capital expenditures. Because the cash is not available to support the Company's operations and revenue generating activities, management excludes the changes in the restricted cash held for customers balance when assessing cash flows from operations. We believe that the exclusion of the change in restricted cash held for customers from our non-GAAP operating cash flows measure is helpful to users of the financial statements as it presents this financial measure consistent with how management assesses this liquidity measure.

Change in certain customer obligations The title to cash received and processed in certain of our secure cash management services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and is thus not available for general corporate purposes. Because the cash is not available to support our operations and revenue generating activities, management excludes the changes in this specific cash balance when assessing cash flows from operations. We believe that the exclusion of the change in this cash balance from our non-GAAP operating cash flows measure is helpful to the users of our financial statements as it presents this financial measure consistent with how our management assesses this liquidity measure.

Non-GAAP Results Reconciled to GAAP

	Nine months ended September 30, 2023			Nine months ended September 30, 2024
	Pre-tax income(a)	Income tax	Effective income tax rate(a)	Pre-tax income(a)	Income tax	Effective income tax rate(a)

GAAP	$183.3	81.0	44.2%	$209.5	75.5	36.0%
Reorganization and Restructuring(c)	14.6	2.7		1.9	0.4
Acquisitions and dispositions(c)	57.3	7.7		48.3	3.9
Argentina highly inflationary impact(c)	53.6	(1.6)		24.7	1.6
Transformation initiatives(c)	—	—		21.5	0.5
Department of Justice investigation(c)	—	—		7.7	—
Chile antitrust matter(c)	0.4	0.1		1.1	0.2
Non-routine auto loss matter(c)	—	—		0.5	—
Reporting compliance(c)	0.7	—		—	—
Retirement plans(b)	(6.2)	(1.3)		(5.9)	(1.2)
Valuation allowance on tax credits(b)	—	(6.7)		—	—
Income tax rate adjustment(d)	—	(6.5)		—	6.0
Non-GAAP	$303.7	75.4	24.8%	$309.3	86.9	28.1%

Amounts may not add due to rounding.

(a)From continuing operations.
(b)See "Reconciliations of Non-GAAP to GAAP Measures" on page 12 for details.
(c)See “Other Items Not Allocated To Segments” on pages 9-10 for details.
(d)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 28.1% for 2024 and was 24.8% for 2023.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2023					2024
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Operating profit (loss):
GAAP	$79.8	105.6	137.7	102.1	425.2	$120.9	116.0	111.6	348.5
Reorganization and Restructuring(a)	14.2	—	0.4	3.0	17.6	1.4	0.1	0.4	1.9
Acquisitions and dispositions(a)	22.0	15.0	19.4	14.2	70.6	15.9	14.8	16.5	47.2
Argentina highly inflationary impact(a)	11.2	11.0	8.1	56.5	86.8	1.6	11.4	10.8	23.8
Transformation initiatives(a)	—	—	—	5.5	5.5	4.8	7.2	9.5	21.5
Department of Justice investigation(a)	—	—	—	—	—	—	6.0	1.7	7.7
Chile antitrust matter(a)	0.2	0.2	—	0.1	0.5	0.4	0.1	0.6	1.1
Non-routine auto loss matter(a)	—	—	—	8.0	8.0	—	—	0.5	0.5
Reporting compliance(a)	—	—	0.7	0.1	0.8	—	—	—	—
Non-GAAP	$127.4	131.8	166.3	189.5	615.0	$145.0	155.6	151.6	452.2

Income (loss) from continuing operations attributable to Brink's:
GAAP	$14.3	32.2	45.7	(6.2)	86.0	$49.3	46.3	28.9	124.5
Reorganization and Restructuring(a)	11.5	0.1	0.3	2.3	14.2	1.0	0.2	0.3	1.5
Acquisitions and dispositions(a)	20.1	13.6	15.1	13.9	62.7	14.2	13.5	16.0	43.7
Argentina highly inflationary impact(a)	12.0	11.5	31.7	91.3	146.5	1.7	11.4	10.0	23.1
Transformation initiatives(a)	—	—	—	5.4	5.4	4.7	7.0	9.3	21.0
Department of Justice investigation(a)	—	—	—	—	—	—	6.0	1.7	7.7
Chile antitrust matter(a)	0.2	0.1	—	0.1	0.4	0.4	—	0.5	0.9
Non-routine auto loss matter(a)	—	—	—	7.8	7.8	—	—	0.5	0.5
Reporting compliance(a)	—	—	0.7	0.1	0.8	—	—	—	—
Retirement plans(b)	(1.6)	(1.8)	(1.5)	(2.1)	(7.0)	(1.2)	(1.5)	(2.0)	(4.7)
Valuation allowance on tax credits(b)	2.6	4.1	—	21.1	27.8	—	—	—	—
Income tax rate adjustment(c)	1.1	0.4	5.5	(7.0)	—	(0.4)	(7.5)	2.4	(5.5)
Non-GAAP	$60.2	60.2	97.5	126.7	344.6	$69.7	75.4	67.6	212.7

Adjusted EBITDA:
Net income (loss) attributable to Brink's	$15.0	32.1	45.6	(5.0)	87.7	$49.3	46.2	28.9	124.4
Interest expense	46.6	51.1	53.8	52.3	203.8	55.8	56.5	63.0	175.3
Income tax provision	20.3	23.4	37.3	58.2	139.2	26.2	22.1	27.2	75.5
Depreciation and amortization	67.6	69.6	69.1	69.5	275.8	72.4	73.1	74.8	220.3
EBITDA	$149.5	176.2	205.8	175.0	706.5	$203.7	197.9	193.9	595.5
Discontinued operations	(0.7)	0.1	0.1	(1.2)	(1.7)	—	0.1	—	0.1
Reorganization and Restructuring(a)	13.1	(0.1)	0.4	3.0	16.4	1.4	0.1	0.4	1.9
Acquisitions and dispositions(a)	8.3	0.7	3.6	0.4	13.0	1.0	(0.1)	2.9	3.8
Argentina highly inflationary impact(a)	10.4	10.0	29.4	86.8	136.6	(0.7)	9.0	7.3	15.6
Transformation initiatives(a)	—	—	—	5.5	5.5	4.8	7.2	9.5	21.5
Department of Justice investigation(a)	—	—	—	—	—	—	6.0	1.7	7.7
Chile antitrust matter(a)	0.2	0.2	—	0.1	0.5	0.4	0.1	0.6	1.1
Non-routine auto loss matter(a)	—	—	—	8.0	8.0	—	—	0.5	0.5
Reporting compliance(a)	—	—	0.7	0.1	0.8	—	—	—	—
Retirement plans(b)	(2.2)	(1.9)	(2.1)	(2.8)	(9.0)	(1.5)	(1.9)	(2.5)	(5.9)
Income tax rate adjustment(c)	0.3	0.3	(0.1)	(0.5)	—	0.3	0.3	(0.1)	0.5
Share-based compensation(d)	11.8	8.3	6.4	6.5	33.0	9.3	7.3	7.5	24.1
Marketable securities (gain) loss(e)	(0.2)	0.5	(13.7)	(29.0)	(42.4)	(0.5)	(0.1)	(4.9)	(5.5)
Adjusted EBITDA	$190.5	194.3	230.5	251.9	867.2	$218.2	225.9	216.8	660.9

	2023					2024
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

EPS:
GAAP	$0.30	0.68	0.97	(0.13)	1.83	$1.09	1.03	0.65	2.77
Reorganization and Restructuring costs(a)	0.24	0.01	0.01	0.05	0.30	0.02	0.01	0.01	0.03
Acquisitions and dispositions(a)	0.42	0.27	0.31	0.30	1.33	0.31	0.30	0.36	0.97
Argentina highly inflationary impact(a)	0.26	0.24	0.67	1.99	3.13	0.04	0.25	0.22	0.51
Transformation initiatives(a)	—	—	—	0.12	0.12	0.10	0.16	0.21	0.47
Department of Justice investigation(a)	—	—	—	—	—	—	0.13	0.04	0.17
Chile antitrust matter(a)	—	—	—	—	0.01	0.01	—	0.01	0.02
Non-routine auto loss matter(a)	—	—	—	0.17	0.17	—	—	0.01	0.01
Reporting compliance(a)	—	—	0.02	—	0.02	—	—	—	—
Retirement plans(b)	(0.03)	(0.03)	(0.03)	(0.05)	(0.15)	(0.02)	(0.04)	(0.05)	(0.11)
Valuation allowance on tax credits(b)	0.05	0.09	—	0.46	0.59	—	—	—	—
Income tax rate adjustment(c)	0.02	0.01	0.12	(0.15)	—	(0.01)	(0.17)	0.05	(0.12)
Non-GAAP	$1.27	1.27	2.07	2.76	7.35	$1.54	1.67	1.51	4.73

Amounts may not add due to rounding.

(a)See “Other Items Not Allocated To Segments” on pages 9-10 for details.
(b)See "Reconciliations of Non-GAAP to GAAP Measures" on page 12 for details.
(c)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 28.1% for 2024 and was 24.8% for 2023.
(d)Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in the first quarter of 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.
(e)Due to the impact of Argentina highly inflationary accounting, there was a $0.3 million non-GAAP adjustment for a loss in the first quarter of 2023, a $0.3 million non-GAAP adjustment for a loss in the second quarter of 2023, a $22.7 million non-GAAP adjustment for a loss in the third quarter of 2023, a $31.9 million non-GAAP adjustment for a loss in the fourth quarter of 2023, a $0.2 million non-GAAP adjustment for a loss in the second quarter of 2024, and a $0.7 million non-GAAP adjustment for a loss in the third quarter of 2024.

	Full Year	Nine Months Ended September 30,
	2023	2023	2024

Cash flows provided from (used in) operating activities - GAAP	$702.4	$293.0	$56.2
Decrease in restricted cash held for customers(a)	(59.5)	44.9	100.6
Decrease in certain customer obligations(a)	(66.0)	5.5	69.7
Capital expenditures	(202.7)	(133.1)	(159.9)
Cash proceeds from sale of property and equipment	18.4	5.7	12.0
Proceeds from lessor debt financing	7.5	19.8	19.4
Free cash flow before dividends(a)	$400.1	$235.8	$98.0

(a)Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with, GAAP. See page 11 for further information on this non-GAAP measure, and see page 12 for descriptions of the adjustments.